Exhibit 4(hh)

DESCRIPTION OF CENTERPOINT ENERGY, INC.’S SECURITIES
REGISTERED PURSUANT TO SECTION 12
OF THE SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2019, CenterPoint Energy, Inc. has two classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) our common stock, par value $0.01 per share and (2) our depositary shares, each representing a 1/20th interest in a share of 7.00% Series B Mandatory Convertible Preferred Stock, $0.01 par value. As used in this Exhibit 4(hh), the terms “CenterPoint Energy,” “us,” “we” or “our” refer to CenterPoint Energy, Inc. and not any of its subsidiaries.
CenterPoint Energy, Inc. is authorized to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation (“Articles of Incorporation”) and Third Amended and Restated Bylaws (“Bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4(hh) is a part. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the Texas Business Organizations Code (“TBOC”) for additional information.
Voting Rights. Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. There are no cumulative voting rights. Subject to the voting rights expressly conferred to the holders of our preferred stock, the holders of our common stock possess exclusive full voting power for the election of directors and for all other purposes. Our Bylaws provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director by shareholders entitled to vote at the meeting in an uncontested election. An election is contested if, at a specified time before we file our definitive proxy statement with the SEC, the number of nominees exceeds the number of directors to be elected, in which case directors will be elected by the vote of a plurality of the votes cast by shareholders entitled to vote at the meeting.
Dividends. Subject to preferences that may be applicable to any of our outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose.
Liquidation Rights. If we are liquidated, terminated or wound up, the holders of our common stock will be entitled to a pro rata share in any distribution to shareholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock, which may include the right to participate further with the holders of our common stock in the distribution of any of our remaining assets.

Preemptive Rights. Holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights.
Transfer Agent and Registrar. Broadridge Corporate Issuer Solutions, Inc. serves as transfer agent and registrar for our common stock.
Other Provisions. There are no redemption or sinking fund provisions applicable to our common stock. No personal liability will attach to holders of such shares under the laws of the State of Texas. Subject to the provisions of our Articles of Incorporation and Bylaws imposing certain supermajority voting provisions, the rights of the holders of shares of our common stock may not be modified except by a vote of at least a majority of the shares outstanding, voting together as a single class.
Preferred Stock
Our board of directors may cause us to issue preferred stock from time to time in one or more series and may fix the number of shares and the terms of each series without the approval of our shareholders. Our board of directors may determine the terms of each series, including:

•	the designation of the series,

•	dividend rates and payment dates,

•	whether dividends will be cumulative, non-cumulative or partially cumulative, and related terms,

•	redemption rights,

•	liquidation rights,

•	sinking fund provisions,

•	conversion rights,

•	voting rights, and

•	any other terms.
The prospectus supplement relating to any series of preferred stock will include specific terms relating to the offering. We will file the form of the preferred stock with the SEC before we issue any of it. The prospectus supplement for any offering of preferred stock will include some or all of the following terms:

•	the title of the preferred stock,

•	the maximum number of shares of the series,

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative,

•	any liquidation preference,

•	any optional redemption provisions,

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock,

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity,

•	any voting rights, and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of us. For example, if, in the exercise of its fiduciary obligations, our board were to determine that a takeover proposal was not in our best interest, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.
Anti-Takeover Effects of Texas Laws and Our Charter and Bylaw Provisions
Some provisions of Texas law and our Articles of Incorporation and Bylaws could make the following actions more difficult:

•	acquisition of us by means of a tender offer,

•	acquisition of control of us by means of a proxy contest or otherwise, or

•	removal of our incumbent officers and directors.
These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of this increased protection gives us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.
Charter and Bylaw Provisions
Election and Removal of Directors. The number of members of our board of directors will be fixed from time to time by resolution of the board of directors. Except for voting rights as may be provided to holders of preferred stock, at each annual meeting of shareholders, all directors are elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors have been elected and qualified.
No director may be removed except for cause, and, subject to the voting rights expressly conferred to the holders of our preferred stock, directors may be removed for cause only by the holders of at least a majority of the shares of capital stock entitled to vote at an election of directors. Subject to the voting rights expressly conferred to the holders of our preferred stock, any vacancy occurring on the board of directors and any newly created directorship may be filled by a majority of the remaining directors in office or by election by the shareholders.
Shareholder Meetings. Our Articles of Incorporation and Bylaws provide that special meetings of holders of common stock may be called only by the chairman of our board of directors, our chief executive officer, the president, the secretary, a majority of our board of directors or the holders of at least 50% of the shares of our capital stock outstanding and entitled to vote.
Modification of Articles of Incorporation. In general, amendments to our Articles of Incorporation that are recommended by the board of directors require the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described above under “— Election and Removal of Directors” and “— Shareholder Meetings” may be amended only by the affirmative vote of holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described below under “— Modification of Bylaws” may be amended only by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors.
Modification of Bylaws. Our board of directors has the power to alter, amend or repeal the Bylaws or adopt new Bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors called for that purpose. The shareholders also have the power to alter, amend or repeal the Bylaws or adopt new Bylaws by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.
Other Limitations on Shareholder Actions. Our Bylaws also impose some procedural requirements on shareholders who wish to:

•	make nominations in the election of directors,

•	propose that a director be removed,

•	propose any repeal or change in the Bylaws, or

•	propose any other business to be brought before an annual or special meeting of shareholders.
Under these procedural requirements, a shareholder must deliver timely notice in proper written form to our secretary of the nomination or proposal along with evidence of:

•	the shareholder’s status as a shareholder,

•	the number of shares beneficially owned by the shareholder,

•	a list of the persons with whom the shareholder is acting in concert, and

•	the number of shares such persons beneficially own.
To be timely, a shareholder must deliver the notice:

•
in connection with an annual meeting of shareholders, not less than 90 days nor more than 180 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held; provided that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting of shareholders, not earlier than 180 days prior to the annual meeting and not later than the last to occur of (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which we first make public announcement of the date of the annual meeting, or

•	in connection with the nomination of director candidates at a special meeting of shareholders, generally not less than 40 days nor more than 60 days prior to the date of the special meeting.
To submit a nomination for the board of directors, a shareholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a shareholder fails to follow the required procedures, the shareholder’s nominee or proposal will be ineligible and will not be voted on by our shareholders.
In addition to the director nomination provisions described above, our Bylaws contain a “proxy access” provision that provides that any shareholder or group of up to twenty shareholders who have owned 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for an annual meeting of shareholders, director candidates constituting up to 20% of our board of directors or two directors, whichever is greater, provided that the shareholder (or group) and each nominee satisfy the eligibility requirements specified in our Bylaws. An eligible shareholder (or group) proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of shareholders was held. In addition, an eligible shareholder (or group) may include a written statement of not more than 500 words supporting the candidacy of such shareholder nominee. The complete proxy access provision for director nominations are set forth in our Bylaws.
In connection with a special meeting of shareholders, the only business that will be conducted is that stated in the notice of special meeting, or otherwise properly brought and made in proper written form before the meeting by or at the direction of the Chairman of the Meeting or the board of directors. Shareholders requesting a special meeting are permitted to make proposals for matters to be brought before the meeting in their request.
Limitation on Liability of Directors. Our Articles of Incorporation provide that no director will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as required by law as in effect from time to time. Currently, Texas law requires that liability be imposed for the following actions:

•	any breach of the director’s duty of loyalty to us or our shareholders,

•	any act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of law,

•	a transaction from which the director received an improper benefit, regardless of whether or not the benefit resulted from an action taken within the scope of a director’s duties, and

•	an act or omission for which the liability of a director is expressly provided for by statute.
Our Bylaws provide that we will indemnify our officers and directors and advance expenses to them in connection with proceedings and claims, to the fullest extent permitted by the TBOC. The Bylaws authorize our board of directors to indemnify and advance expenses to people other than our officers and directors in certain circumstances.
Texas Anti-Takeover Law
We are subject to Section 21.606 of the TBOC. That section prohibits Texas public corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals. An affiliated shareholder of a corporation is any person, other than the corporation and any of its wholly owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20% or more of the outstanding shares of stock entitled to vote generally in the election of directors. Section 21.606 may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board of directors. This may deprive our shareholders of opportunities to sell shares of our common stock at a premium to the prevailing market price.

Listing. Our common stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the trading symbol “CNP.”

DESCRIPTION OF OUR SERIES B PREFERRED STOCK
The following description is a summary of certain terms of our 7.00% Series B Mandatory Convertible Preferred Stock, par value $0.01 per share, which we refer to in this Exhibit 4(hh) as our Series B Preferred Stock, but is not necessarily complete. It is subject to and qualified in its entirety by reference to our Articles of Incorporation, including the Statement of Resolution for our Series B Preferred Stock (the “Statement of Resolution”), and Bylaws, each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4(hh) is a part. We encourage you to read our Articles of Incorporation, our Bylaws, the Statement of Resolution and the applicable provisions of the TBOC for additional information.
General
Under our Articles of Incorporation, our board of directors is authorized, without further shareholder action, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, with such designations, preferences, limitations and relative rights, voting, redemption and other rights and the qualifications, limitations and restrictions as shall be set forth in the resolutions providing therefor. On August 22, 2018, we issued 800,000 shares ($800 million aggregate liquidation preference) of our Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). We currently have no other shares of preferred stock outstanding.
Our Series B Preferred Stock and any shares of our common stock issued upon the conversion of our Series B Preferred Stock will be fully paid and nonassessable. The holders of our Series B Preferred Stock will have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or other securities of CenterPoint Energy of any class. Broadridge Corporate Issuer Solutions, Inc. is the transfer agent, registrar and dividend disbursing agent of our common stock and will serve as transfer agent, registrar and conversion and dividend disbursing agent for our Series B Preferred Stock.
Ranking
Our Series B Preferred Stock will, with respect to dividends and distributions upon the liquidation, dissolution and winding up of our affairs, rank:

•
senior to our common stock and to each other class or series of our capital stock established after the original issue date of our Series B Preferred Stock (which we refer to as the “initial issue date”) that is expressly made subordinated to our Series B Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of our affairs (the “Junior Stock”);

•
on a parity with our Series A Preferred Stock and any class or series of our capital stock established after the initial issue date that is not expressly made senior or subordinated to our Series B Preferred Stock as to the payment of dividends and amounts payable on a liquidation, dissolution or winding up of our affairs (the “Parity Stock”);

•
junior to any class or series of our capital stock established after the initial issue date that is expressly made senior to our Series B Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of our affairs (the “Senior Stock”);

•
junior to all of our existing and future indebtedness (including indebtedness outstanding under our credit facilities, our senior notes and our commercial paper) and other liabilities with respect to assets available to satisfy claims against us; and

•	structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties.
We may issue Parity Stock and Junior Stock from time to time in one or more series without the consent of the holders of our Series B Preferred Stock. Our ability to issue any Senior Stock is limited as described under “—Voting Rights.”
Parity Stock with respect to our Series B Preferred Stock may include series of our preferred stock that have different dividend rates, redemption or conversion features, mechanics, dividend periods (e.g., semi-annual rather than quarterly), payment dates or record dates than our Series B Preferred Stock.
Dividends
Subject to the rights of holders of any class or series of capital stock ranking senior to our Series B Preferred Stock with respect to dividends, holders of shares of our Series B Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of our surplus (the amount by which our net assets exceed our stated capital) (the “funds available to pay dividends”), cumulative dividends at the rate per annum of 7.00% on the liquidation preference of $1,000 per share of our Series B Preferred Stock (equivalent to $70.00 per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends.” Declared dividends on our Series B Preferred Stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year to, and including, September 1, 2021, commencing December 1, 2018 (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of our Series B Preferred Stock, whether or not in any dividend period or periods there were funds available to pay dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the February 15, May 15, August 15 or November 15, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest, dividends or other payment in lieu of interest accruing with respect to this delay.
A full dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of our Series B Preferred Stock and will end on, and exclude, the December 1, 2018 dividend payment date. The amount of dividends payable on each share of our Series B Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on our Series B Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on our Series B Preferred Stock for the first dividend period, assuming the initial issue date is October 1, 2018, will be approximately $11.6667 per share (based on the annual dividend rate of 7.00% and a liquidation preference of $1,000 per share) and will be payable, when, as and if declared, on December 1, 2018. The dividend on our Series B Preferred Stock for each subsequent full dividend period, when, as and if declared, will be $17.50 per share (based on the annual dividend rate of 7.00% and a liquidation preference of $1,000 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.
No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding share of our Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock have been set apart for the payment of such dividends upon, all outstanding shares of our Series B Preferred Stock.
Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including our Series B Preferred Stock, may be limited by the terms of any future indebtedness, including under any future revolving credit facility. In addition, our ability to declare and pay dividends may be limited by applicable Texas law.
We will not declare or pay, or set aside for payment, full dividends on our Series B Preferred Stock or any Parity Stock for any dividend period unless full cumulative dividends have been paid or provided for on our Series B Preferred Stock and any Parity Stock through the most recently completed dividend period for each such security. To the extent dividends will not be paid in full on our Series B Preferred Stock, we will take appropriate action to ensure that all dividends declared and paid upon our Series B Preferred Stock and any Parity Stock will be reduced, declared and paid on a pro rata basis on their respective liquidation preferences.
We will not declare or pay, or set aside for payment, dividends on any Junior Stock (other than a dividend payable solely in Junior Stock) unless full cumulative dividends have been or contemporaneously are being paid on all outstanding shares of our Series B Preferred Stock and any Parity Stock through the most recently completed respective dividend periods.
In addition, unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of our Series B Preferred Stock and any Parity Stock through the most recently completed respective dividend periods, we may not repurchase, redeem or otherwise acquire, in whole or in part, any shares of our Series B Preferred Stock or Parity Stock, except for the exchange or conversion of Parity Stock pursuant to the conversion or exchange provisions thereof for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and the payment of cash in lieu of fractional shares. Further, we may not redeem, repurchase or otherwise acquire shares of our common stock or any other Junior Stock (other than (1) as a result of a reclassification of Junior Stock for or into other Junior Stock, (2) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (3) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any dividend reinvestment plan or shareholder stock purchase plan or any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants and (4) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of our Series B Preferred Stock and any Parity Stock through the most recently completed respective dividend periods.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our common stock and other Junior Stock, from time to time out of funds available to pay dividends, and holders of our Series B Preferred Stock shall not be entitled to participate in any such dividends.
Our Series B Preferred Stock will rank junior as to payment of dividends to any class or series of our Senior Stock that we may issue in the future. If at any time we have failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Stock, we may not pay any dividends on our outstanding Series B Preferred Stock or redeem or otherwise repurchase any shares of our Series B Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the Senior Stock that must, under the terms of such securities, be paid before we may pay dividends on, or redeem or repurchase, our Series B Preferred Stock.
If our board of directors (or an authorized committee thereof) does not declare a dividend (or declares less than full dividends) payable in respect of any dividend period, such dividend (or any portion of such dividend not declared) shall accumulate and an amount equal to such accumulated dividend (or such undeclared portion thereof) shall become payable out of funds legally available therefor upon our liquidation, our dissolution or a winding up of our affairs (or earlier conversion or redemption of such shares of our Series B Preferred Stock), to the extent not paid prior to such liquidation, dissolution, winding up or earlier conversion or redemption. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on our Series B Preferred Stock. Holders of our Series B Preferred Stock shall not be entitled to any dividends on the Series B Preferred Stock, whether payable in cash, property or shares of our common stock, in excess of full cumulative dividends.
Except as provided herein under “—Dividends,” dividends on our Series B Preferred Stock converted to our common stock shall cease to accumulate on the mandatory conversion date or the early conversion date (including in connection with a fundamental change), as applicable.
If we are required to withhold on distributions to a holder and pay the applicable withholding taxes, we may, at our option, withhold such taxes from payments of cash or shares of our common stock payable to such holder.
Method of Payment of Dividends
Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on our Series B Preferred Stock (whether or not for a current dividend period or any prior dividend period), determined in our sole discretion:

•	by paying cash;

•	by delivering shares of our common stock (or, as described below, units of exchange property); or

•	through any combination of paying cash and delivering shares of our common stock (or, as described below, units of exchange property).
We will make each payment of a declared dividend on our Series B Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment by delivering shares of our common stock. We will give the holders of our Series B Preferred Stock notice of any such election, and the portion of such payment that will be made by paying cash and the portion that will be made by delivering our common stock, on the earlier of the date we declare such dividend and the tenth scheduled trading day (as defined below) immediately preceding the dividend payment date for such dividend.
If we elect to make any payment of a declared dividend, or any portion thereof, by delivering shares of our common stock, such shares shall be valued for such purpose at the average VWAP per share (as defined below) of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%.
No fractional shares of our common stock will be delivered to the holders of our Series B Preferred Stock in respect of dividends. We will instead pay a cash adjustment (computed to the nearest cent) to each holder that would otherwise be entitled to a fraction of a share of our common stock based on the five-day average price.
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of shares of our common stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of our common stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not our affiliates and were not our affiliates in the three months immediately preceding for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have such shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on The New York Stock Exchange (or if our common stock is not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).
Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in respect of any declared dividend exceed a number equal to the total dividend payment, divided by $9.5373, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below under “—Anti-Dilution Adjustments” (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash exceeds the product of the number of shares of our common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent).
Liquidation Rights
In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our Series B Preferred Stock will be entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of Senior Stock and Parity Stock in respect of distributions upon liquidation, dissolution or winding up of CenterPoint Energy, Inc., and before any distribution of assets is made to holders of Junior Stock, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on our Series B Preferred Stock and Parity Stock will be paid prior to any distributions in liquidation, dissolution or winding up of our affairs. If, upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the amounts payable with respect to the liquidation preference or an amount equal to accumulated and unpaid dividends of our Series B Preferred Stock and all Parity Stock, as the case may be, are not paid in full, the holders of our Series B Preferred Stock and any Parity Stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences or amounts equal to accumulated and unpaid dividends, as applicable, to which they are entitled.
After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of our Series B Preferred Stock will have no right or claim to any of our remaining assets.
Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, dissolution or winding up of our affairs), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, dissolution or winding up of our affairs.
The Statement of Resolution does not contain any provision requiring funds to be set aside to protect the liquidation preference of our Series B Preferred Stock even though it is substantially in excess of the par value thereof.
Voting Rights
Our Series B Preferred Stock will have no voting, consent or approval rights except as set forth below or as otherwise provided by Texas law.
Whenever dividends on any shares of our Series B Preferred Stock, or any other voting preferred stock (as defined below), have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, December 1, 2018), whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares of our Series B Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled at our next annual or special meeting of shareholders as provided below to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall at no time include more than two preferred stock directors. In the event of a nonpayment, we will increase the number of directors on our board of directors by two, and the new directors will be elected at a special meeting of shareholders called by our board of directors at the request of the holders of at least 20% of the shares of our Series B Preferred Stock or of any other series of voting preferred stock (provided that if such request is received less than 90 calendar days before the date fixed for the next annual or special meeting of the shareholders, such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, so long as the holders of our Series B Preferred Stock continue to have such voting rights. Any request to call a special meeting for the initial election of the preferred stock directors after a nonpayment shall be made by written notice, signed by the requisite holders of our Series B Preferred Stock or holders of any other series of voting preferred stock, and delivered to us in such manner as provided for in the Articles of Incorporation, the Statement of Resolution, or as may otherwise be required by law.
As used herein, “voting preferred stock” means any other class or series of our Parity Stock upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of our Series B Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of our Series B Preferred Stock and such other voting preferred stock voted. Any shares of our Series B Preferred Stock or any other voting preferred stock, in each case, held by any of our affiliates will not be entitled to vote.
If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of our Series B Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of our Series B Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the number of directors on our board of directors shall automatically decrease by two.
Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of our Series B Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of our Series B Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.
Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of our Series B Preferred Stock, voting as a single class, we may not amend our Articles of Incorporation or the Statement of Resolution in a way that would have an adverse effect on the existing powers, preferences, rights, qualifications, limitations and restrictions of our Series B Preferred Stock. For purposes of this voting requirement, any amendment to our Articles of Incorporation or to the Statement of Resolution (i) relating to the issuance or any increase in authorization of additional shares of preferred stock (subject to the voting rights regarding the issuance of Senior Stock discussed below) and (ii) in connection with a merger or another transaction in which either (x) we are the surviving entity and our Series B Preferred Stock remains outstanding or (y) our Series B Preferred Stock is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof unchanged in any respect materially adverse to the holders of our Series B Preferred Stock, will be deemed not to adversely affect the powers, preferences, rights, qualifications, limitations and restrictions of our Series B Preferred Stock.
In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of our Series B Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, we may not create or issue any Senior Stock.
On any matter described above in which the holders of our Series B Preferred Stock are entitled to vote separately as a class, such holders will be entitled to one vote per share. Any shares of our Series B Preferred Stock held by any of our affiliates will not be entitled to vote.
With respect to shares of our Series B Preferred Stock that are held for a person’s account by another person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such shares are registered, such other person will, in exercising the voting rights in respect of such shares of Series B Preferred Stock on any matter, and unless the arrangement between such persons provides otherwise, vote such Series B Preferred Stock in favor of, and at the direction of, the person who is the beneficial owner, and we will be entitled to assume it is so acting without further inquiry.

Without the consent of the holders of our Series B Preferred Stock, we may amend, alter, supplement, or repeal any terms of our Series B Preferred Stock by amending, altering, supplementing or repealing our Articles of Incorporation, the Statement of Resolution or any certificate representing our Series B Preferred Stock for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•
to make any provision with respect to matters or questions relating to our Series B Preferred Stock that is not inconsistent with the provisions of the Statement of Resolution for our Series B Preferred Stock and that does not adversely affect the rights of any holder of our Series B Preferred Stock; or

•	to make any other change that does not adversely affect the rights of any holder of our Series B Preferred Stock (other than any holder that consents to such change).
In addition, without the consent of the holders of our Series B Preferred Stock, we may amend, alter, supplement or repeal any terms of our Series B Preferred Stock to conform the terms of our Series B Preferred Stock to the description thereof in the related prospectus as supplemented and/or amended for our Series B Preferred Stock, as further supplemented and/or amended by the related pricing term sheet.
Mandatory Conversion
Each outstanding share of our Series B Preferred Stock, unless previously converted or redeemed, will automatically convert on the mandatory conversion date, into a number of shares of our common stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on September 1, 2021, we will pay such dividend to the holders of record as of the applicable record date, as described above under “—Dividends.” If, on or prior to August 15, 2021, we have not declared all or any portion of the accumulated and unpaid dividends on our Series B Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price. To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of the five-day average price, we will, if we are legally able to do so, pay such excess amount in cash (computed to the nearest cent) pro rata to the holders of our Series B Preferred Stock.
The conversion rate, which is the number of shares of our common stock issuable upon conversion of each share of our Series B Preferred Stock on the mandatory conversion date (excluding shares of our common stock issued in respect of accumulated and unpaid dividends, if any), will be as follows:

•
if the applicable market value of our common stock is greater than the threshold appreciation price, then the conversion rate will be 30.5820 shares of our common stock per share of our Series B Preferred Stock (the “minimum conversion rate”), which is approximately equal to $1,000, divided by the threshold appreciation price;

•
if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than the initial price, then the conversion rate will be equal to $1,000, divided by the applicable market value of our common stock, rounded to the nearest ten-thousandth of a share, which will be between 30.5820 and 36.6980 shares of our common stock per share of our Series B Preferred Stock; or

•
if the applicable market value of our common stock is less than the initial price, then the conversion rate will be 36.6980 shares of our common stock per share of our Series B Preferred Stock (the “maximum conversion rate”), which is approximately equal to $1,000, divided by the initial price.

The “initial price” equals $1,000, divided by the maximum conversion rate, rounded to the nearest $0.0001, and is approximately equal to the per share public offering price of our common stock in the Concurrent Offering.

The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and represents an approximately 20.0% appreciation over the initial price.
We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described under “—Anti-Dilution Adjustments” below.
Hypothetical Conversion Values upon Mandatory Conversion
For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of our Series B Preferred Stock would receive upon mandatory conversion of one share of our Series B Preferred Stock at various applicable market values for our common stock. The table assumes that there will be no conversion rate adjustments as described below under “—Anti-Dilution Adjustments” and that dividends on the shares of our Series B Preferred Stock will be declared and paid in cash. The actual applicable market value of shares of our common stock may differ from those set forth in the table below. Given an initial price of approximately $27.25 and a threshold appreciation price of approximately $32.70, a holder of our Series B Preferred Stock would receive on the mandatory conversion date the number of shares of our common stock per share of our Series B Preferred Stock set forth below:

Applicable Market Value of Our Common Stock	Number of Shares of Our Common Stock to Be Received Upon Conversion	Conversion Value (Applicable Market Value of Our Common Stock Multiplied by the Number of Shares of Our Common Stock to Be Received Upon Conversion)
$20.00	36.6980	$733.96
$22.00	36.6980	$807.36
$24.00	36.6980	$880.75
$26.00	36.6980	$954.15
$27.25	36.6980	$1,000.00
$28.00	35.7143	$1,000.00
$30.00	33.3333	$1,000.00
$32.00	31.2500	$1,000.00
$32.70	30.5820	$1,000.00
$34.00	30.5820	$1,039.79
$36.00	30.5820	$1,100.95
$38.00	30.5820	$1,162.12
$40.00	30.5820	$1,223.28
Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of our Series B Preferred Stock will be greater than the $1,000 liquidation preference of the share of our Series B Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is equal to or greater than the initial price and equal to or less than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of our Series B Preferred Stock will be equal to the $1,000 liquidation preference of the share of our Series B Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of our Series B Preferred Stock will be less than the $1,000 liquidation preference of the share of our Series B Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.

Definitions
“Applicable market value” means the average VWAP per share of our common stock over the final averaging period.
“Final averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding September 1, 2021.
“Mandatory conversion date” means the second business day immediately following the last trading day of the final averaging period. The mandatory conversion date is expected to be September 1, 2021.
“Trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”
“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
A “scheduled trading day” is any day that is scheduled to be a trading day.
“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “CNP <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each trading day in such period.
Conversion at the Option of the Holder
Other than during a fundamental change conversion period (as defined below under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), and unless we have redeemed our Series B Preferred Stock, holders of our Series B Preferred Stock have the right to convert their shares of our Series B Preferred Stock, in whole or in part (but in no event less than one share of our Series B Preferred Stock), at any time prior to September 1, 2021, into shares of our common stock at the minimum conversion rate, subject to adjustment as described under “—Anti-Dilution Adjustments” below.
If as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on the dividend payment date prior to such early conversion date, the minimum conversion rate will be adjusted so that converting holders receive an additional number of shares of our common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the trading day immediately preceding such early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.
Except as described in the immediately preceding paragraph, upon any optional conversion of any shares of our Series B Preferred Stock pursuant to this “—Conversion at the Option of the Holder” section, we will make no payment or allowance for unpaid dividends on such shares of our Series B Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares as of such record date, as described under “—Dividends.”
Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount
General
If a fundamental change (as defined below) occurs on or prior to September 1, 2021, holders of our Series B Preferred Stock will have the right (the “fundamental change early conversion right”) to: (i) convert their shares of our Series B Preferred Stock, in whole or in part (but in no event less than one share of our Series B Preferred Stock), into shares of our common stock (or units of exchange property as described below) at the fundamental change conversion rate described below; (ii) with respect to such converted shares of our Series B Preferred Stock, receive an amount equal to the present value, calculated using a discount rate of 4.08% per annum, of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding the effective date to, but excluding, the effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, the effective date to, but excluding, the next dividend payment date (the “fundamental change dividend make-whole amount”); and (iii) with respect to such converted shares of our Series B Preferred Stock, to the extent that, as of the effective date of the fundamental change, there is any accumulated dividend amount, receive payment of the accumulated dividend amount (clauses (ii) and (iii), together, the “make-whole dividend amount”), in the case of clauses (ii) and (iii), subject to our right to deliver shares of our common stock in lieu of all or part of such amounts as described under “—Make-Whole Dividend Amount” below; provided that, if the effective date or the conversion date falls after the record date for a declared dividend and prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, as described under “—Dividends,” such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend.
To exercise the fundamental change early conversion right, holders must submit their shares of our Series B Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on, and including, the effective date of such fundamental change (the “effective date”) and ending at 5:00 p.m., New York City time, on the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change, but in no event later than September 1, 2021). Holders of our Series B Preferred Stock who submit their shares for conversion during the fundamental change conversion period will have such shares converted at the conversion rate specified in the table below (the “fundamental change conversion rate”) and will be entitled to receive the make-whole dividend amount. Holders of our Series B Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their shares of our Series B Preferred Stock at the fundamental change conversion rate or to receive the make-whole dividend amount.
We will notify holders of our Series B Preferred Stock of a fundamental change no later than the second business day following the effective date of such fundamental change.

A “fundamental change” will be deemed to have occurred, at any time after the initial issue date of our Series B Preferred Stock, if any of the following occurs:

(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our or their employee benefit plans, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock;

(2)
the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of our common stock) as a result of which our common stock would be converted into, would be exchanged for, or would represent solely the right to receive, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into, will be exchanged for, or will represent solely the right to receive, stock, other securities, other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our wholly-owned subsidiaries; or

(3)
our common stock (or other exchange property) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by all holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions our Series B Preferred Stock becomes convertible into or exchangeable for such consideration (and cash in lieu of fractional shares or pursuant to dissenters’ appraisal rights).
If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change conversion period (or, if none, on the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.
Fundamental Change Conversion Rate
The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change and the price (the “stock price”) paid (or deemed paid) per share of our common stock in such transaction. If all holders of our common stock receive only cash in exchange for their common stock in a fundamental change described in clause (2)(A) or (2)(B) of such definition, the stock price shall be the cash amount paid per share of our common stock. Otherwise the stock price shall be the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the relevant fundamental change.
The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our Series B Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner and at the same time as each fixed conversion rate as set forth under “—Anti-Dilution Adjustments.”

The following table sets forth the fundamental change conversion rate per share of our Series B Preferred Stock for each stock price and effective date set forth below.

	Stock Price
Effective Date	$10.00	$20.00	$27.25	$28.00	$30.00	$32.70	$37.50	$45.00	$55.00	$70.00	$100.00
October 1, 2018	26.4720	29.8600	29.7120	29.6200	29.3320	28.9420	28.4700	28.3480	28.6000	28.9660	29.3820
September 1, 2019	29.5840	32.0480	31.3260	31.1460	30.6100	29.9040	29.1060	29.0280	29.2400	29.4900	29.7720
September 1, 2020	33.0760	34.4220	33.2700	32.9540	31.9740	30.7620	29.7960	29.7680	29.8980	30.0280	30.1700
September 1, 2021	36.6980	36.6980	36.6980	35.7140	33.3340	30.5820	30.5820	30.5820	30.5820	30.5820	30.5820
The exact stock price and effective date may not be set forth in the table, in which case:

•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•
if the stock price is in excess of $100.00 per share (subject to adjustment in the same manner as the prices in the column headings of the table above), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment; and

•
if the stock price is less than $10.00 per share (subject to adjustment in the same manner as the prices in the column headings of the table above), then the fundamental change conversion rate will be the maximum conversion rate, subject to adjustment.

Our obligation to deliver shares at the fundamental change conversion rate and pay the fundamental change dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
Make-Whole Dividend Amount
For any shares of our Series B Preferred Stock that are converted during the fundamental change conversion period, subject to the limitations described below, we may pay the make-whole dividend amount, determined in our sole discretion:

•	by paying cash;

•	by delivering shares of our common stock; or

•	through any combination of paying cash and delivering shares of our common stock.
We will pay the make-whole dividend amount in cash, except to the extent we elect on or prior to the business day following the effective date of a fundamental change to make all or any portion of such payments by delivering shares of our common stock. If we elect to make any such payment, or any portion thereof, by delivering shares of our common stock, such shares shall be valued for such purpose at the greater of (i) the floor price and (ii) 97% of the stock price.
No fractional shares of our common stock will be delivered to the holders of our Series B Preferred Stock in respect of the make-whole dividend amount. We will instead pay a cash adjustment (computed to the nearest cent) to each converting holder that would otherwise be entitled to a fraction of a share of our common stock based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the conversion date.
Notwithstanding the foregoing, with respect to any conversion of our Series B Preferred Stock in connection with a fundamental change, in no event will the number of shares of our common stock that we deliver in lieu of paying all or any portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of our common stock, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of our common stock in lieu of paying cash exceeds the product of the number of shares of our common stock delivered in respect of such portion of the make-whole dividend amount and 97% of the stock price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent).
In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Texas law, the fundamental change conversion rate will instead be increased by a number of shares of our common stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) 97% of the stock price for the relevant fundamental change. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and 97% of the stock price for the relevant fundamental change, we will not have any obligation to pay the shortfall in cash.
Not later than the second business day following the effective date of a fundamental change, we will notify holders of:

•	the fundamental change conversion rate;

•
the fundamental change dividend make-whole amount and whether we will pay such amount, or any portion thereof, by delivering shares of our common stock and, if applicable, the portion of such amount that will be paid by delivering shares of our common stock; and

•
the accumulated dividend amount and whether we will pay such amount, or any portion thereof, by delivering shares of our common stock and, if applicable, the portion of such amount that will be paid by delivering shares of our common stock.

Conversion Procedures
Upon Mandatory Conversion
Any outstanding shares of our Series B Preferred Stock will automatically convert into shares of our common stock on the mandatory conversion date and cease to be outstanding (subject to the right of holders of such shares to receive shares of our common stock issuable upon conversion and other amounts and shares of our common stock, if any, to which they are entitled). The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of our Series B Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided under “—Anti-Dilution Adjustments,” prior to 5:00 p.m., New York City time, on the mandatory conversion date, the shares of our common stock issuable upon conversion of our Series B Preferred Stock will not be deemed to be outstanding for any purpose and holders of our Series B Preferred Stock will have no rights with respect to such shares of our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock, by virtue of holding our Series B Preferred Stock.
Upon Early Conversion
If a holder elects to convert its shares of our Series B Preferred Stock prior to September 1, 2021, in the manner described under “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” such holder must observe the conversion procedures set forth in this “—Upon Early Conversion” section.
If such holder holds a beneficial interest in a global share of our Series B Preferred Stock, to convert its shares of our Series B Preferred Stock, such holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if such holder’s shares of our Series B Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in the Statement of Resolution.
The conversion date will be the date on which the converting holder has satisfied the foregoing requirements. A holder that converts its shares of our Series B Preferred Stock will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if such holder exercises its conversion rights, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than the name of such holder. Shares of our common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and will be issued on the later of the second business day immediately succeeding the conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.
Any shares of our Series B Preferred Stock converted early shall cease to be outstanding upon the applicable early conversion date (subject to the right of holders of such shares to receive shares of our common stock issuable upon conversion and other amounts and shares of our common stock, if any, to which they are entitled). The person or persons entitled to receive the shares of our common stock issuable upon conversion of our Series B Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of our common stock issuable upon conversion of our Series B Preferred Stock will not be deemed to be outstanding for any purpose and a holder of shares of our Series B Preferred Stock will have no rights with respect to such shares of our common stock (including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock) by virtue of holding our Series B Preferred Stock.
Fractional Shares
No fractional shares of our common stock will be issued to holders of our Series B Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of our Series B Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the relevant conversion date.
If more than one share of our Series B Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our Series B Preferred Stock so surrendered.
Anti-Dilution Adjustments
Each fixed conversion rate will be adjusted if:
(1) We issue shares of our common stock to all or substantially all holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•
the numerator of which is the sum of (i) the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and (ii) the total number of shares of our common stock constituting such dividend or other distribution, and

•	the denominator of which is the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination.
Any increase made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not pay any dividend or make any distribution on shares of our common stock held in treasury.
(2) We issue to all or substantially all holders of our common stock rights, options or warrants entitling them, for a period of up to 45 calendar days from the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of our common stock at less than the “current market price” (as defined below) of our common stock, in which case each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such rights, options or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•
the numerator of which is the sum of (i) the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and (ii) the number of shares of our common stock issuable pursuant to such rights, options or warrants, and

•
the denominator of which shall be the sum of (i) the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and (ii) the number of shares of our common stock equal to the quotient of the aggregate offering price payable to exercise such rights, options or warrants, divided by the current market price of our common stock.

Any increase made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights, options or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights, options or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each fixed conversion rate shall be decreased to such fixed conversion rate that would then be in effect had the increase made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than the current market price, and in determining the aggregate offering price payable for such shares of our common stock, there shall be taken into account any consideration received for such rights, options or warrants and the amount payable upon exercise or conversion thereof, the value of such consideration (if other than cash) to be determined in good faith by our board of directors, or an authorized committee thereof. For the purposes of this clause (2), the number of shares of our common stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not issue any such rights, options or warrants in respect of shares of our common stock held in treasury.
(3) We subdivide or combine our common stock, in which event each fixed conversion rate in effect at 9:00 a.m., New York City time, on the effective date of such subdivision or combination will be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 9:00 a.m., New York City time, on the effective date of such subdivision or combination.
(4) We distribute to all or substantially all holders of our common stock evidences of our indebtedness, shares of capital stock, securities, rights, options or warrants to acquire our capital stock, cash or other assets, excluding:

•	any dividend or distribution as to which an adjustment was effected under clause (1) above (or will be so effected in accordance with the one-percent provision);

•	any issuance of rights, options or warrants described in clause (2) above;

•	any dividend or distribution of solely cash to all or substantially all holders of our common stock as to which the provisions set forth in clause (5) below shall apply; and

•	any spin-off as to which the provisions set forth below in this clause (4) shall apply, in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our common stock, and

•
the denominator of which is the current market price of our common stock minus the fair market value, as determined in good faith by our board of directors, or an authorized committee thereof, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights, options or warrants to acquire our capital stock, cash or other assets so distributed applicable to one share of our common stock.

Any increase made pursuant to the preceding paragraph will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared.
In the event that we make a distribution to all or substantially all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (herein referred to as a “spin-off”), each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•
the numerator of which is the sum of (i) the current market price of our common stock and (ii) the current market price of the number of shares of capital stock or similar equity interests so distributed applicable to one share of our common stock as of the tenth trading day after the ex-date for such distribution, and

•	the denominator of which is the current market price of our common stock.
Any increase made pursuant to the preceding paragraph shall be made immediately following the determination of the current market price of our common stock, but shall become retroactively effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to each fixed conversion rate is required under the preceding paragraph during the final averaging period, delivery of the shares of our common stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in the preceding paragraph. If a conversion date in respect of any early conversion prior to September 1, 2021 (including in connection with a fundamental change) occurs during the ten consecutive trading day period over which the current market price is determined for purposes of the preceding paragraph, then such period shall instead be deemed to be such lesser number of trading days as have elapsed between the ex-date for such spin-off and such conversion date.
(5) We make a dividend or distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding:

•	any regular, quarterly cash dividend that does not exceed $0.2775 per share (the “initial dividend threshold”),

•	any cash that is distributed in exchange for, or upon conversion of, our common stock in a reorganization event (as described below),

•	any dividend or distribution in connection with our liquidation, winding-up or dissolution, and

•	any consideration payable as part of a tender or exchange offer described in clause (6) below, in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or distribution will be multiplied by a fraction:

•
the numerator of which is the current market price of our common stock minus the initial dividend threshold (provided that if the dividend or distribution is not a regular, quarterly cash dividend, the initial dividend threshold will be deemed to be zero), and

•	the denominator of which is the current market price of our common stock minus the amount per share of our common stock of such dividend or distribution.
The initial dividend threshold is subject to adjustment on an inversely proportional basis whenever the fixed conversion rates are adjusted (except in connection with a discretionary adjustment), but no adjustment will be made to the initial dividend threshold for any adjustment made to the fixed conversion rates pursuant to this clause (5).
Any increase made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or distribution. In the event that any dividend or distribution described in this clause (5) is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate which would then be in effect if such dividend or distribution had not been declared.
(6) We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (but, for the avoidance of doubt, excluding any securities convertible or exchangeable for our common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:
(i) the aggregate cash and fair market value (as determined in good faith by our board of directors, or an authorized committee thereof) on the expiration date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and

(ii) the product of:
1. the current market price of our common stock; and
2. the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

•	the denominator of which shall be equal to the product of:
(i) the current market price of our common stock; and
(ii) the number of shares of our common stock outstanding immediately prior to the time such tender or exchange offer expires (without giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer).
Any increase made pursuant to this clause (6) shall be made immediately following the determination of the current market price of our common stock, but shall become retroactively effective immediately after 9:00 a.m., New York City time, on the trading day immediately following the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversion rate shall be decreased to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each fixed conversion rate is required pursuant to this clause (6) during the final averaging period, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6). If a conversion date in respect of any early conversion prior to September 1, 2021 (including in connection with a fundamental change) occurs during the five consecutive trading day period over which the current market price is determined for purposes of this clause (6), then such period shall instead be deemed to be such lesser number of trading days as have elapsed between the trading day immediately following the expiration date and such conversion date.
In cases where (i) the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets distributed per share of our common stock as to which clause (4) above applies (except with respect to a spin-off), or (ii) the amount of cash distributed per share of our common stock as to which clause (5) above applies, in each case, equals or exceeds the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date for such distribution, rather than being entitled to an adjustment in each fixed conversion rate, holders of our Series B Preferred Stock will be entitled to receive, without converting their Series B Preferred Stock, at the same time and upon the same terms as holders of our common stock, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, as the case may be, comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution, for each share of our Series B Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate in effect on the record date for such distribution.
To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any shares of our Series B Preferred Stock, a converting holder will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above (except with respect to a spin-off), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of our common stock, the rights described therein (unless such rights, options or warrants have separated from our common stock (in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above (except with respect to a spin-off), subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights, options or warrants that would entitle such holder to an adjustment to the fixed conversion rates.
For the purposes of determining the adjustment to the fixed conversion rates for the purposes of:

•
clause (2), clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date with respect to the issuance or distribution requiring such computation;

•
clause (4) above in the event of an adjustment relating to a spin-off, the “current market price” of our common stock, capital stock or similar equity interest, as applicable, is the average VWAP per share over the first ten consecutive trading days commencing on, and including, the trading day immediately following the ex-date of such distribution; and

•
clause (6) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the five consecutive trading day period commencing on, and including, the trading day immediately following the expiration date of the tender or exchange offer.

The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
In addition, we may make such increases in each fixed conversion rate as we deem advisable if our board of directors, or an authorized committee thereof, determines that such increase would be in our best interest or in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights, options or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.
In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, beneficial owners of our depositary shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend, which for non-U.S. holders may be subject to U.S. federal withholding tax requirements.
If we are required to withhold on constructive distributions to a holder and pay the applicable withholding taxes, we may, at our option, withhold such taxes from payments of cash or shares of our common stock payable to such holder.
Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of a share. Prior to the first trading day of the final averaging period, no adjustment to a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that with respect to adjustments to be made to the fixed conversion rates in connection with cash dividends paid by us, we will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the fixed conversion rates no later than September 1 of each calendar year; provided further that on (w) the earlier of an early conversion date (including in connection with a fundamental change) and the effective date of a fundamental change, (x) each trading day of the final averaging period, (y) the date, if any, on which we provide notice of an acquisition termination redemption and (z) any acquisition termination redemption date, adjustments to the fixed conversion rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date. We refer to the immediately preceding sentence herein as the “one-percent provision.”
No adjustments to the fixed conversion rates will be made if holders of our Series B Preferred Stock may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding our Series B Preferred Stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of our Series B Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate then in effect.
The fixed conversion rates will not be adjusted except as provided above. Without limiting the foregoing, the fixed conversion rates will not be adjusted:
(a) upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;
(b) upon the issuance of any shares of our common stock or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;
(c) upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date our Series B Preferred Stock were first issued (other than a rights plan as described above);
(d) for a change solely in the par value of our common stock;
(e) for sales of our common stock for cash, other than in a transaction described in clause (2) or clause (4) above;
(f) for stock repurchases that are not tender or exchange offers, including pursuant to structured or derivative transactions;
(g) as a result of a third-party tender or exchange offer, other than a tender or exchange offer by one of our subsidiaries as described in clause (6) above;
(h) for accumulated and unpaid dividends on our Series B Preferred Stock, except as described above under “—Acquisition Termination Redemption,” “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount;” or
(i) upon the payment of any regular, quarterly cash dividend to all or substantially all holders of our common stock to the extent that the per share amount of such cash dividend does not exceed the initial dividend threshold.

We will, as soon as practicable after the fixed conversion rates are adjusted, provide or cause to be provided written notice of the adjustment to the holders of shares of our Series B Preferred Stock. We will also deliver, promptly upon written request by a beneficial owner of our depositary shares, a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.
If an adjustment is made to the fixed conversion rates, (x) an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the mandatory conversion date and (y) an inversely proportional adjustment also will be made to the floor price. Whenever any provision of the Statement of Resolution establishing the terms of our Series B Preferred Stock requires us to calculate the VWAP per share of our common stock over a span of multiple days, our board of directors, or any authorized committee thereof, will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the stock price and the five-day average price, as the case may be) to account for any adjustments to the initial price, the threshold appreciation price, the fixed conversion rates and the floor price, as the case may be, that become effective, or any event that would require such an adjustment if the ex-date, effective date or expiration date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.
If:

•	the record date for a dividend or distribution on our common stock occurs after the end of the final averaging period and before the mandatory conversion date, and

•
that dividend or distribution would have resulted in an adjustment of the number of shares of our common stock issuable to the holders of our Series B Preferred Stock had such record date occurred on or before the last trading day of the final averaging period, then we will deem the holders of our Series B Preferred Stock to be holders of record, for each share of our Series B Preferred Stock that they hold, of a number of shares of our common stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of our Series B Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of our Series B Preferred Stock.
Recapitalizations, Reclassifications and Changes in Our Common Stock
In the event of:

•
any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our and our subsidiaries’ consolidated property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or consolidation), in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or other property (each, a “reorganization event”), each share of our Series B Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of our Series B Preferred Stock, become convertible into (or redeemable for, in the case of an acquisition termination redemption) the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Series B Preferred Stock into shares of our common stock immediately prior to such reorganization event (such securities, cash and other property, the “exchange property,” with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of our common stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock in such reorganization event. We will notify holders of our Series B Preferred Stock of such weighted average as soon as practicable after such determination is made. The number of units of exchange property for each share of our Series B Preferred Stock converted or redeemed following the effective date of such reorganization event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, acquisition termination redemption, conversion at the option of the holder and conversion at the option of the holder upon a fundamental change were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such shares of our Series B Preferred Stock are actually converted or redeemed). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet of such definition is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors, or an authorized committee thereof (which determination will be final absent manifest error), except that if a unit of exchange property includes common stock or American Depositary Receipts, or “ADRs”, that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the final averaging period of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors, or an authorized committee thereof (which determination will be final absent manifest error)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose.
We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of our Series B Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute a unit of exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.
In connection with any adjustment to the fixed conversion rates described above, we will also adjust the initial dividend threshold (as defined under “—Conversion Rate Adjustments”) based on the number of shares of our common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property as set forth in the Statement of Resolution. If the exchange property is composed solely of non-stock consideration, the initial dividend threshold will be zero.
The above provisions of this section will similarly apply to successive reorganization events and the “—Conversion Rate Adjustments” section will apply to any of our share capital (or any successor’s) received by the holders of our common stock in any such reorganization event.
Reservation of Shares
We will at all times reserve and keep available out of our authorized and unissued common stock or shares of our common stock held in treasury by us, solely for issuance upon conversion of our Series B Preferred Stock, free from any preemptive or other similar rights, the maximum number of shares of our common stock as shall be issuable from time to time upon the conversion of all the shares of our Series B Preferred Stock then outstanding (including, for the avoidance of doubt, the maximum number of shares of our common stock issuable in respect of any accumulated and unpaid dividends, equal to the maximum additional conversion amount hereunder divided by the floor price).
Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent
Broadridge Corporate Issuer Solutions, Inc. is the transfer agent, registrar and conversion and dividend disbursing agent for our Series B Preferred Stock.

DESCRIPTION OF OUR DEPOSITARY SHARES
General
Each depositary share represents a 1/20th interest in a share of our Series B Preferred Stock and will initially be evidenced by a global security, as defined in and described under “—Book-Entry, Settlement and Clearance” in this section. Subject to the terms of the deposit agreement, our depositary shares will be entitled to all designations, preferences, limitations and relative rights, voting, redemption and other rights and the qualifications, limitations and restrictions of our Series B Preferred Stock, as applicable, in proportion to the fraction of a share of our Series B Preferred Stock those depositary shares represent.
In this section, references to “holders” of our depositary shares mean those who have our depositary shares registered in their own names on the books maintained by the depositary and not indirect holders who will own beneficial interests in our depositary shares registered in the street name of, or issued in book-entry form through, DTC prior to the mandatory conversion of our Series B Preferred Stock.
Conversion
Because each depositary share represents a 1/20th interest in a share of our Series B Preferred Stock, a holder of our depositary shares may elect to convert our depositary shares only in lots of 20 depositary shares, either on an early conversion date at the minimum conversion rate of 1.5291 shares of our common stock per depositary share, subject to adjustment, or during a fundamental change conversion period at the fundamental change conversion rate, as described below.
The following table sets forth the fundamental change conversion rate per depositary share, subject to adjustment as described under “Description of Our Series B Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” based on the effective date of the fundamental change and the stock price in the fundamental change:

	Stock Price
Effective Date	$10.00	$20.00	$27.25	$28.00	$30.00	$32.70	$37.50	$45.00	$55.00	$70.00	$100.00
October 1, 2018	1.3236	1.4930	1.4856	1.4810	1.4666	1.4471	1.4235	1.4174	1.4300	1.4483	1.4691
September 1, 2019	1.4792	1.6024	1.5663	1.5573	1.5305	1.4952	1.4553	1.4514	1.4620	1.4745	1.4886
September 1, 2020	1.6538	1.7211	1.6635	1.6477	1.5987	1.5381	1.4898	1.4884	1.4949	1.5014	1.5085
September 1, 2021	1.8349	1.8349	1.8349	1.7857	1.6667	1.5291	1.5291	1.5291	1.5291	1.5291	1.5291
The exact stock price and effective date may not be set forth in the table, in which case:

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if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per depositary share will be determined by straight-line interpolation between the fundamental change conversion rates per depositary share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

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if the stock price is in excess of $100.00 per share (subject to adjustment in the same manner as the prices in the column headings of the table above), then the fundamental change conversion rate per depositary share will be the minimum conversion rate, divided by 20, subject to adjustment; and

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if the stock price is less than $10.00 per share (subject to adjustment in the same manner as the prices in the column headings of the table above), then the fundamental change conversion rate per depositary share will be the maximum conversion rate, divided by 20, subject to adjustment.

Our obligation to deliver shares of our common stock at the fundamental change conversion rate and pay the fundamental change dividend make-whole amount (as described under “Description of Our Series B Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
On any conversion date for our Series B Preferred Stock, each depositary share corresponding to the shares of our Series B Preferred Stock so converted will be entitled to receive 1/20th of the number of shares of our common stock and the amount of any cash received by the depositary upon conversion of each share of our Series B Preferred Stock.
The following table illustrates the conversion rate per depositary share, subject to adjustment as described under “Description of Our Series B Preferred Stock—Anti-Dilution Adjustments,” based on the applicable market value of our common stock:

Applicable market value of our common stock	Conversion rate per depositary share
Greater than the threshold appreciation price	1.5291 shares of our common stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 1.5291 and 1.8349 shares of our common stock, determined by dividing $50 by the applicable market value

Less than the initial price	1.8349 shares of our common stock
After delivery of our common stock by the transfer agent to the depositary following conversion of our Series B Preferred Stock, the depositary will transfer the proportional number of shares of our common stock to the holders of our depositary shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of our common stock certificates for such number of shares of our common stock.

If we are required to withhold on distributions of our common stock in respect of dividends in arrears or in respect of the net present value of future dividends to a holder and pay the applicable withholding taxes, we may, at our option, withhold such taxes from payments of cash or shares of our common stock payable to such holder.
Fractional Shares
No fractional shares of our common stock will be issued to holders of our depositary shares upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of our depositary shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the conversion date.
If more than one depositary share is surrendered for, or subject to, conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of our depositary shares so surrendered for, or subject to, conversion.
Dividends and Other Distributions
Each dividend paid on a depositary share will be in an amount equal to 1/20th of the dividend paid on the related share of our Series B Preferred Stock. So long as our depositary shares are held of record by the nominee of DTC, declared cash dividends in respect of our depositary shares will be paid to DTC in same-day funds on each dividend payment date. DTC will credit accounts of its participants in accordance with DTC’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of our depositary shares in accordance with the instructions of such beneficial owners.
The depositary will deliver any cash or shares of our common stock it receives in respect of dividends on our Series B Preferred Stock to the holders of our depositary shares in such amounts as are, as nearly as practicable, in proportion to the number of our outstanding depositary shares held by such holders, on the date of receipt or as soon as practicable thereafter.
The dividend payable on the first dividend payment date, if declared, is expected to be approximately $0.5833 per depositary share and the dividend payable on each subsequent dividend payment date, if declared, is expected to be $0.8750 per depositary share.
Record dates for the payment of dividends and other matters relating to our depositary shares will be the same as the corresponding record dates for our Series B Preferred Stock.
No fractional shares of our common stock will be delivered to the holders of our depositary shares in respect of dividends. Each holder that would otherwise be entitled to a fraction of a share of our common stock will instead be entitled to receive a cash adjustment (computed to the nearest cent) based on the average VWAP per share (as defined below) of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the applicable dividend payment date.
The amount paid as dividends or otherwise distributable by the depositary with respect to our depositary shares or our underlying Series B Preferred Stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption
If we redeem the shares of our Series B Preferred Stock represented by our depositary shares, as described under “Description of Our Series B Preferred Stock—Acquisition Termination Redemption,” the depositary will redeem our depositary shares on the acquisition termination redemption date from the cash and/or shares of our common stock, as applicable, received by the depositary as a result of the redemption of such shares of our Series B Preferred Stock held by the depositary. Because each depositary share represents a 1/20th interest in a share of our Series B Preferred Stock, the redemption price per depositary share (the “depositary share redemption price”) will be equal to 1/20th of the acquisition termination redemption amount payable with respect to one share of our Series B Preferred Stock.
If any portion of the acquisition termination redemption amount is paid by delivering shares of our common stock, then after delivery of shares of our common stock by the transfer agent to the depositary as a result of the redemption of our Series B Preferred Stock, the depositary will transfer the proportional number of shares of our common stock to the holders of our depositary shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of our common stock certificates for such number of shares of our common stock. No fractional shares of our common stock will be delivered to holders of our depositary shares. In lieu of any fractional shares of our common stock otherwise deliverable in respect of the aggregate number of our depositary shares of any holder that are redeemed, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the acquisition termination share price.
All cash payments to which a holder of our depositary shares is entitled upon redemption will be rounded to the nearest cent. We may, in our sole discretion, determine to redeem our Series B Preferred Stock represented by our depositary shares as described hereunder.
Other than pursuant to the redemption provisions described above, our depositary shares will not be redeemable. However, at our option, we may purchase our depositary shares from time to time in the open market, by tender offer or otherwise.
Voting Our Series B Preferred Stock
Because each depositary share represents a 1/20th interest in a share of our Series B Preferred Stock, holders of our depositary shares will be entitled to 1/20th of a vote per share of our Series B Preferred Stock under those circumstances in which holders of our Series B Preferred Stock are entitled to a vote.
When the depositary receives notice of any meeting at which the holders of our Series B Preferred Stock are entitled to vote, the depositary will send the notice to the record holders of our depositary shares relating to our Series B Preferred Stock. Each record holder of our depositary shares on the record date (which will be the same date as the record date for our Series B Preferred Stock) may instruct the depositary as to how to vote the amount of our Series B Preferred Stock represented by such holder’s depositary shares in accordance with these instructions. The depositary will endeavor insofar as practicable to vote or cause to be voted the amount of our Series B Preferred Stock represented by such depositary shares in accordance with these instructions, and we will take all actions the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of our Series B Preferred Stock to the extent it does not receive specific instructions from the holders of our depositary shares representing our Series B Preferred Stock.

Modification and Amendment
Without the consent of the holders of our depositary shares, we may amend, alter or supplement the deposit agreement or any certificate representing our depositary shares for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

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to make any provision with respect to matters or questions relating to our depositary shares that is not inconsistent with the provisions of the deposit agreement and that does not adversely affect the rights, preferences, privileges or voting powers of any holder of our depositary shares;

•	to make any change reasonably necessary, in our reasonable determination, to reflect each depositary share’s representation of 1/20th of a share of our Series B Preferred Stock;

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to make any change reasonably necessary, in our reasonable determination, to comply with the procedures of the depositary and that does not adversely affect the rights, preferences, privileges or voting powers of any holder of our depositary shares; or

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to make any other change that does not adversely affect the rights, preferences, privileges or voting powers of any holder of our depositary shares (other than any holder that consents to such change).

In addition, without the consent of the holders of our depositary shares, we may amend, alter, supplement or repeal any terms of our depositary shares to conform the terms of our depositary shares to the description thereof in the related prospectus as supplemented for our depositary shares, as further supplemented and/or amended by the related pricing term sheet.
Termination
The deposit agreement may be terminated by us or the depositary only if (a) all our outstanding depositary shares have been cancelled, upon conversion or redemption of our Series B Preferred Stock or otherwise, or (b) there has been made a final distribution in respect of our Series B Preferred Stock in connection with any liquidation, winding-up or dissolution of us and such distribution shall have been distributed to the record holders of our depositary shares pursuant to the deposit agreement.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the shares of our Series B Preferred Stock. Holders of our depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of our Series B Preferred Stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Withdrawal Rights
A holder of 20 depositary shares may withdraw the share of our Series B Preferred Stock corresponding to such depositary shares, and any cash or other property represented by such depositary shares. A holder who withdraws shares of our Series B Preferred Stock (and any such cash or other property) will not be required to pay any taxes or duties relating to the issuance or delivery of such shares of our Series B Preferred Stock (and any such cash or other property), except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such shares of our Series B Preferred Stock (and any such cash or other property) in a name other than the name of such holder. Holders of shares of our Series B Preferred Stock will not have the right under the deposit agreement to deposit such shares with the depositary in exchange for our depositary shares.

Listing
We have listed our depositary shares on The New York Stock Exchange under the symbol “CNPPRB.” No assurance can be given that our depositary shares will be listed or that any such application for listing will be approved.
Form and Notices
The shares of our Series B Preferred Stock will be issued in registered form to the depositary, and our depositary shares will be issued in book-entry only form through DTC prior to the conversion of our Series B Preferred Stock, as described under “—Book-Entry, Settlement and Clearance” in this section. The depositary will forward to the holders of our depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of our Series B Preferred Stock.
Book-Entry, Settlement and Clearance
The Global Security
Our depositary shares will be initially issued in the form of a single registered security in global form (the “global security”). Upon issuance, the global security will be deposited with the depositary as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in the global security will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of the global security with DTC’s custodian, DTC will credit portions of the global security to the accounts of the DTC participants designated by the underwriters; and

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ownership of beneficial interests in the global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for the Global Security
All interests in the global security will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of the global security, that nominee will be considered the sole owner or holder of our depositary shares represented by the global security for all purposes under the deposit agreement. Except as provided below, owners of beneficial interests in the global security:

•	will not be entitled to have securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical, certificated securities; and

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will not be considered the owners or holders of the securities under the deposit agreement for any purpose, including with respect to the giving of any direction, instruction or approval to the depositary under the deposit agreement.

As a result, each investor who owns a beneficial interest in the global security must rely on the procedures of DTC to exercise any rights of a holder of securities under the deposit agreement (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of dividends with respect to our depositary shares represented by the global security will be made by the depositary to DTC’s nominee as the registered holder of the global security. Neither we nor the depositary will have any responsibility or liability for the payment of amounts to owners of beneficial interests in the global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those beneficial interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in the global security will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Securities
Our depositary shares in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of our depositary shares only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global security and a successor depositary is not appointed within 90 days; or

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days.